UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2017
_____________________
SABRE CORPORATION
(Exact name of registrant as specified in its charter)
 _____________________

Delaware	001-36422	20-8647322
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3150 Sabre Drive Southlake, TX	76092
(Address of principal executive offices)	(Zip Code)
(682) 605-1000
(Registrant’s telephone number, including area code)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On November 2, 2017, upon the recommendation of the Compensation Committee, the Board of Directors of Sabre Corporation (“Sabre”) adopted the Sabre Corporation Executive Severance Plan (the “Executive Severance Plan”), effective January 1, 2018, for key executives of Sabre, including its named executive officers. Under the Executive Severance Plan, participants are eligible to receive certain payments and benefits in the event of a termination of their employment by Sabre without “cause” or a termination of employment by the participant for “good reason,” as well as upon “disability” (as each of these terms is defined in the Executive Severance Plan) and death.
The Executive Severance Plan is designed to provide termination benefits that approximate the termination benefits that executive officers are currently entitled to receive under their respective employment agreements with Sabre.

In the event of a termination by Sabre without “cause” or by a participant for “good reason,” the participant, upon execution of a general release of liability against Sabre and subject to compliance with applicable post-termination restrictive covenants and other obligations, will generally be eligible to receive:

•
(i) for a participant designated as a Level 1 Employee, an amount equal to 200% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 24 months following the date of termination), and (ii) for a participant designated as a Level 2 Employee, an amount equal to 150% of the sum of his or her then-current annual base salary and 110% of the participant’s target incentive opportunity for the prior year (paid in installments over a period of 18 months following the date of termination), and

•
continued medical, dental, and vision insurance coverage for the participant and his or her eligible dependents for the 24-month period (for a Level 1 Employee) or for the 18-month period (for a Level 2 Employee) following the date of termination, and senior executive level outplacement services for a period of one year; provided, however, that if the participant becomes re-employed and eligible to receive health insurance benefits under another employer-provided plan, the continued insurance coverage will terminate.

In the case of the participant’s death or disability (as well as in the event of a termination of employment by Sabre without “cause” or by the participant for “good reason”), the participant will be eligible to receive (i) his or her base salary through the date of termination, (ii) reimbursement of any unreimbursed business expenses properly incurred prior to the date of termination that are subject to reimbursement, (iii) payment for vacation time accrued as of the date of termination but unused, in accordance with Sabre’s vacation policy as in effect as of the date of termination, and (iv) an amount equal to any accrued but unpaid annual incentive for the immediately preceding year. The same amounts, except for the amount of any accrued but unpaid annual incentive for the immediately preceding year, are payable to the participant in the event of (A) a termination of employment by Sabre for cause or (B) a voluntary termination of employment by the participant.

It is anticipated that (i) the employment agreements of each of Sabre’s Chief Executive Officer and Executive Vice Presidents will be amended to provide that any termination of employment of these individuals will be governed by the Executive Severance Plan instead of their respective employment agreements and (ii) the Chief Executive Officer will be designated as a Level 1 Employee and each of Sabre’s Executive Vice Presidents will be designated as Level 2 Employees under the Executive Severance Plan.

The above description is a summary of the terms of the Executive Severance Plan and is subject to and qualified in its entirety by the terms of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Sabre Corporation Executive Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sabre Corporation

Dated: November 8, 2017	By:	/s/ Rachel A. Gonzalez
	Name:	Rachel A. Gonzalez
	Title:	Executive Vice President and Chief Administrative Officer